Exhibit 99.1
CEREPLAST ANNOUNCES THIRD QUARTER 2010 RESULTS
Record Q3 Revenue of $1.5 Million up 122% YOY;
Company Reiterates Revenue Guidance of $8 to $10 Million for 2010
EL SEGUNDO, Calif., November 15, 2010 — Cereplast, Inc. (NASDAQ: CERP), a leading manufacturer of proprietary bio-based, compostable and sustainable plastics, today announced its financial results for the third quarter ended September 30, 2010.
“We are extremely pleased to report a very successful third quarter and to reiterate our 2010 full year revenue guidance of between $8 and $10 million,” said Frederic Scheer, Chairman and CEO of Cereplast, Inc. “Our accelerating revenue growth in the third quarter combined with an excellent quarter of new customer business, gives us the confidence to reiterate this milestone guidance.”
Q310 Financial Highlights
•	Record third quarter sales of $1.5 million, a 122% increase year-over-year and 121% increase sequentially

•	Record gross profit of $381,000, a 267% increase year-over-year

•	Gross margins improved to 25.2% from 15.2% in the third quarter of 2009

•	Working capital increased approximately $3.7 million from December 31, 2009 to $4.7 million

•	Cash and cash equivalents increased approximately $2.0 million from December 31, 2009 to $3.3 million

•	Signed new multi-million dollar agreement with RI.ME. Masterbatch S.r.l. (RI.ME.), a leading European supplier of colorized resin used in the manufacturing of plastics

•	Struck new deal with Sezersan Ambalaj to produce bio-based twist film packaging for European marketplace

•	Reiterated revenue guidance of between $8 to $10 million for 2010
“During the quarter we saw a significant increase in demand for our bio-based plastic resin, specifically in European countries where we are seeing increasing legislative efforts to reduce the use of oil in the production of plastic,” continued Scheer. “While current legislation is only aimed at the production of plastic bags, there is a broader movement afoot in Europe to curtail the use of oil in manufacturing plastics of all kinds in an effort to preserve and protect the environment.”
“Our record revenue in the third quarter reflects the increasing demand and market acceptance of Cereplast’s bio-based resins in Europe. One example is the multi-million dollar agreement we announced during the quarter with RI.ME Masterbatch in Italy. In September, we started shipping approximately 200 tons of blown film resin per month under this contract and now, due to the significant increase in market demand for alternatives to petroleum-based plastics, we expect that shipments could reach 1,000 tons per month before the third quarter of 2011. In addition to the contracts we signed and began fulfilling during the third quarter, we have begun initial conversations with several other European manufacturers that have reached out to us as they seek alternatives to petroleum-based plastics.”
“Looking ahead, we are well positioned to increasingly participate in the tremendous growth we expect to see in the bio-plastics industry at large. In addition to European legislative drivers, we expect steadily increasing demand for our resin in the US, , as major retailers demand sustainable products from their suppliers. With these market drivers in mind we have significantly upgraded our manufacturing capacity and remain confident we can support the significant growth we see going forward.”
Q310 Operational Highlights
•
Current Product Markets and Customers: Cereplast continues to focus on several primary product markets including food packaging and service ware, consumer durables, cosmetics, gift card and bag markets in North America, South America and Europe. Cereplast has commercialized new applications with RI.ME., Dorel Industries, Bunge, Sezersan, WNA, Alcoa, Solo, Cadaco, Jatco, Dentek, Warner Tools, and Pace Industries. As a result of successful testing and commercial product launches, many customers have signed multi-year supply contracts with increasing volumes.

•
New Customer Development: As of September 30, 2010, the Company had over 400 potential direct new business opportunities representing a total of over 340 million pounds of potential sales volume. Cereplast is actively working with 125 of these companies on more than 160 bio-plastic application opportunities, representing a total of over 300 million pounds of potential sales volume. Of these companies, 110 have advanced to the prototype testing and qualification stage on over 150 bio-plastic applications.

•
Product Development Advances: Significant progress was made toward full implementation of the Company’s upgraded application development and resin-testing laboratory during the quarter. When fully operational in Q410, Cereplast will be able to conduct all standard product development and qualification testing in-house, accelerating the development cycle for new resin and enhancing the technical support to customers.

•
Production Improvements: As part of Cereplast’s continued manufacturing improvements, the Company saw the completion of the installation of the rail-spur at its Seymour plant during the quarter. Cereplast is planning on installing the necessary auxiliary equipment to make the rail operational by the second quarter of 2011. Additionally, the Company installed new automatic loader systems on the second production line earlier this month. Continued plant automation will allow for higher output with a lower level of labor. During the third quarter the plant was operating four days a week, 24 hours a day. The Company expects to increase production to 5 days a week, 24 hours a day by December 2010. Based on current sales expectation, the Company expects to have the plant running 7 days a week, 24 hours a day, by mid 2011. On September 30, 2010, the total company headcount was 40 people, up from 12 a year ago. The Company expects headcount to increase further as production expands during the Q4 2010.

•
Supplier Agreements: During the quarter, the Company successfully increased its available credit with most major suppliers to gain access to larger quantities of raw material to support its order growth.

Third Quarter 2010 Results
Revenues for the third quarter ended September 30, 2010 totaled $1.5 million, up 122% compared to $684,000 in the third quarter last year. The year-over-year increase was primarily due to the continued ramp up in orders associated with the increasing demand for bio-plastic resin from existing and new customer contracts with European manufacturers.
Gross profit in the third quarter was a record $381,000, an increase of $277,000 or 267%, compared to gross profit of $104,000 for the third quarter last year. As a percentage of net sales, gross margin increased to 25.2% in the third quarter of 2010, compared to the 15.2% in the third quarter last year. The increase in gross profit margin is primarily attributable to cost savings and operational improvements in manufacturing from the Company’s new bioplastics facility in Seymour, Indiana.
Total operating expenses for the third quarter were $2.3 million, compared to $958,000 for the third quarter last year. The increase for the period is largely attributable to the increase in headcount from 12 people in the third quarter of 2009 to 40, as of September 30, 2010, to support business growth. Additional increases in operating expenses were the result of increased sales commission, staff and activities designed to increase product and market exposure in the US and European markets, as well as increased rent and depreciation expense associated with the new Seymour manufacturing facility.
Net loss for the third quarter was $2.2 million, or a loss of $0.17 per share, compared to a net loss of $989,000, or $0.12 per share for the same quarter a year ago. The increase in net loss was primarily the result of increased operating costs, and restructuring costs associated with the movement of the Company’s manufacturing operations from California to Indiana.
Nine-Month Financial Results
Revenues for the nine months ended September 30, 2010 increased to a record $2.5 million, or an increase of 17% compared to revenues of $2.1 million for the same period last year. The sales increase for the period was attributable to the continued ramp up in orders associated with the increasing demand for bio-plastic resin from European manufacturers. Gross margin as a percentage of net sales in the nine months ended September 30, 2010 was 27.4%, compared to 13.0% for the same period in 2009. The increase is primarily due to cost savings from the Company’s new facility and increased production efficiencies. Net loss for the first nine months of 2010 was $5.6 million, or a loss of $0.49 per share, compared to a net loss of $4.2 million, or $0.54 per share, in the same period in 2009.

Balance Sheet
As of September 30, 2010, the Company had cash and cash equivalents of $3.3 million, compared to $1.3 million as of December 31, 2009 and working capital of $4.7 million. Shareholders’ equity as of September 30, 2010 was $8.4 million, an increase of 62% from stockholders’ equity of $5.2 million as of December 31, 2009. Net cash used in operating activities during the nine months ended September 30, 2010 was $5.3 million, up from $2.0 million in the first nine months of 2009. The increase in cash used for operating activities was primarily a result of an increase in accounts receivable, inventory purchases and payment of accounts payable and accrued expenses.
Financial Guidance
Cereplast, Inc. is reiterating its revenue guidance of $8 million to $10 million in 2010.
Conference Call
The company will conduct a conference call and live webcast at 9:00 a.m. Pacific Time (PT) on Monday, November 15, 2010, to discuss its third quarter 2010 financial results. Participating on the call will be Mr. Frederic Scheer, Founder, Chairman, and CEO of Cereplast, Inc. and Heather Sheehan, CFO.
To join the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 877-312-5508. International callers should dial 706-645-9291. A live webcast and archive of the call will also be available on the Investor Relations section of Cereplast’s website at www.cereplast.com. If you are unable to participate in the call at this time, a telephonic replay will be available for three days starting two hours after the conclusion of the call. To access the telephonic replay, dial 800-642-1687, international callers dial 706-645-9291, and enter the Conference ID, 22669031.
About Cereplast, Inc.
Cereplast, Inc. (NASDAQ: CERP) designs and manufactures proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® Resins are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables® Resins combine high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com.
Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.
- FINANCIAL TABLES FOLLOW -

CEREPLAST, INC.
CONSOLIDATED BALANCE SHEETS

	9/30/2010	12/31/2009
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and Cash Equivalents	$3,313,920	$1,305,771
Accounts Receivable, Net	1,555,529	325,270
Inventory, Net	1,057,344	847,527
Prepaid Expenses	123,420	215,356

Total Current Assets	6,050,213	2,693,924

Property and Equipment
Property and Equipment	5,565,033	5,416,436
Accumulated Depreciation and Amortization	(2,081,144)	(1,519,714)

Net Property and Equipment	3,483,889	3,896,722

Other Assets
Restricted Cash	42,934	—
Intangibles, Net	177,363	184,039
Deposits	33,665	89,286

Total Other Assets	253,962	273,325

Total Assets	$9,788,064	$6,863,971

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$674,924	$989,927
Other Payables	810	1,413
Accrued Expenses	662,420	604,015
Capital Leases, Current Portion	10,072	25,341
Loan Payable, Current Portion	8,179	53,487

Total Current Liabilities	1,356,405	1,674,183

Long-Term Liabilities
Loan Payable	6,537	—
Capital Leases	1,262	8,897

Total Long-Term Liabilities	7,799	8,897

Total Liabilities	1,364,204	1,683,080

Shareholders’ Equity
Preferred Stock, $0.001 par value;
5,000,000 authorized preferred shares, 0 outstanding	—	—
Common Stock, $0.001 par value;
495,000,000 authorized shares; 12,966,015 shares & 9,825,476 shares issued and outstanding, respectively	12,966	9,825
Additional Paid in Capital	49,415,766	40,578,981
Retained Earnings/(Deficit)	(41,093,661)	(35,444,968)
Other Comprehensive Income	88,789	37,053

Total Shareholders’ Equity	8,423,860	5,180,891

Total Liabilities and Shareholders’ Equity	$9,788,064	$6,863,971

CEREPLAST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

GROSS SALES	$1,515,296	$683,974	$2,518,944	$2,148,955
Sales Discounts, Returns & Allowances	(2,517)	(3,010)	(69,889)	(11,147)

NET SALES	1,512,779	680,964	2,449,055	2,137,808

COST OF SALES	1,132,247	577,217	1,777,746	1,858,870

GROSS PROFIT	380,532	103,747	671,309	278,938

OPERATING EXPENSES
Depreciation and Amortization	217,998	136,188	588,394	408,277
Marketing Expense	497,565	59,434	1,181,664	310,350
Professional Fees	268,207	195,823	630,537	533,707
Rent Expense	120,276	51,027	317,237	509,969
Research and Development	108,759	54,183	319,926	257,972
Salaries & Wages	567,138	277,949	1,243,575	1,413,796
Salaries & Wages — Stock Based Compensation	147,509	(199,841)	372,259	(17,324)
Other Operating Expenses	411,930	383,316	1,080,142	939,972

TOTAL OPERATING EXPENSES	2,339,382	958,079	5,733,734	4,356,719

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(1,958,850)	(854,332)	(5,062,425)	(4,077,781)

OTHER INCOME (EXPENSES)
Restructuring Charges	(275,002)	—	(586,119)	—
Loss on Sale of Equipment	—	(129,627)	—	(154,666)
Interest Income	1,170	621	1,746	20,895
Interest Expense	(158)	(5,900)	(1,895)	(20,478)

TOTAL OTHER INCOME (EXPENSES)	(273,990)	(134,906)	(586,268)	(154,249)

LOSS BEFORE PROVISIONS FOR TAXES	(2,232,840)	(989,238)	(5,648,693)	(4,232,030)

Provision for Taxes	—	—	—	—

NET LOSS	(2,232,840)	(989,238)	(5,648,693)	(4,232,030)

OTHER COMPREHENSIVE INCOME
Gain (loss) on Foreign Currency Translation	52,437	5,134	51,736	13,780

TOTAL COMPREHENSIVE LOSS	$(2,180,403)	$(984,104)	$(5,596,957)	$(4,218,250)

BASIC AND DILUTED LOSS PER SHARE	$(0.17)	$(0.12)	$(0.49)	$(0.54)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	12,925,482	8,329,132	11,400,371	7,781,758

CEREPLAST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED
(UNAUDITED)

	9/30/2010	9/30/2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,648,693)	$(4,232,030)
Adjustment to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	588,394	408,277
Reserve for Inventory Obsolescence	—	(96,041)
Allowance for Doubtful Accounts	32,901	12,727
Loss on Sale of Equipment	—	154,666
Loss on Disposal of Leasehold Improvements Due to Restructuring	15,069	—
Common Stock Issued for Services, Salaries & Wages	1,332,990	(103,775)
(Increase) Decrease in:
Accounts Receivable	(1,263,159)	(20,093)
Inventory	(209,817)	876,682
Deposits	55,621	3,632
Prepaid Expenses	91,936	350,081
Restricted Cash	(42,934)	48,628
Intangibles	331	(19,445)
Increase (Decrease) in:
Accounts Payable	(315,005)	497,593
Accrued Expenses	57,802	200,656
Other Payables	—	(32,194)

NET CASH USED IN OPERATING ACTIVITIES	(5,304,564)	(1,950,636)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment, and Intangibles	(184,285)	(13,738)
Proceeds from Sale of Equipment	—	3,693

NET CASH USED IN INVESTING ACTIVITIES	(184,285)	(10,045)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Capital Leases	(22,904)	(40,336)
Payments from Notes Payable	(59,295)	(3,874)
Proceeds on Notes Payable	20,524	—
Proceeds from Issuance of Common Stock and Subscription Receivable, Net of Offering Costs	7,506,937	1,899,421

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,445,262	1,855,211

FOREIGN CURRENCY TRANSLATION	51,736	13,780

NET INCREASE (DECREASE) IN CASH	2,008,149	(91,690)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,305,771	501,699

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,313,920	$410,009

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
During the nine months ended September 30, 2010, the Company issued 2,842,642 shares in exchange for net proceeds of $7,506,937 under private placements and sales of shares made pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-166307). During the nine months ended September 30, 2009, the Company issued 833,170 shares in exchange for gross proceeds of $1,666,341 under a private placement, 114,207 shares in exchange for net proceeds of $300,000 pursuant to a Periodic Equity Investment Agreement, and 125,000 shares in fulfillment of subscriptions payable of $250,000. During the nine months ended September 30, 2010, and September 30, 2009, the company paid $1,845 and $17,613 for interest respectively. No taxes were paid during the nine month periods ended September 30, 2010 and September 30, 2009.
SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS
During the nine months ended September 30, 2010, the Company issued 31,250 shares valued at $125,000 for fees associated with an early lease termination, 12,500 shares valued at $50,000 for board member services, 151,302 shares valued at $770,088 for professional services and rent and 78,605 shares valued at $300,899 for employee services. In addition, during this period, 20,162 shares valued at $75,002 were issued pursuant to a settlement agreement. During the nine months ended September 30, 2009, the Company issued 95,306 shares valued at $395,960 for services to directors and employees and 289,840 shares valued at $1,176,180 for prepaid services and debt repayment to third parties. The Company also recognized $499,735 of expense related to vesting of employee stock options for the same period.

Contacts:

Cereplast, Inc.	MKR Group, Inc.

Nicole Cardi	Investor Relations

(310) 615-1900 x154	Charles Messman or Todd Kehrli

ncardi@cereplast.com	(323) 468-2300

cerp@mkr-group.com
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